Exhibit 99.1

                    Omega Announces Share Repurchase Program

    STATE COLLEGE, Pa., March 23 /PRNewswire-FirstCall/ -- Today, Omega Financial Corporation (Nasdaq: OMEF) announced a share repurchase program to buy back up to 10% of its common stock.

    (Logo: http://www.newscom.com/cgi-bin/prnh/19990921/OMFCLOGO )

    Omega's Board of Directors approved the repurchase program to occur through December 31, 2004, or until the 10% goal is reached. However, the program may be discontinued at any time. Shareholders interested in selling stock can contact their brokers or one of Omega Financial Corporation's registered market makers.

    Omega Financial serves seven Central Pennsylvania counties through Omega Bank. Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com .

SOURCE  Omega Financial Corporation
    -0-                             03/23/2004
    /CONTACT: JoAnn McMinn, SVP, Investor Relations Officer of Omega Financial Corporation, +1-814-231-5779/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/19990921/OMFCLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.omegafinancial.com /
    (OMEF)

CO:  Omega Financial Corporation
ST:  Pennsylvania
IN:  FIN
SU: